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Exhibit 99.1

SS&C to Acquire Intralinks

Acquisition increases key account footprint and adds cloud-based virtual data rooms and secure collaboration solutions for SS&C’s banking and alternatives clients

WINDSOR, CT, September 6, 2018 (PR NEWSWIRE) – SS&C Technologies Holdings, Inc. (Nasdaq:SSNC), a global provider of financial services software and software-enabled services, today announced it has entered into a definitive agreement to acquire Intralinks Holdings, Inc. from affiliates of Siris Capital Group for total consideration of $1.5 billion. The purchase price will consist of $1 billion in cash and $500 million in SS&C stock, with the per share price of the stock based on the volume weighted average trading price for 30 trading days prior to closing. SS&C and Frank Baker, Siris’ co-founder and managing partner, expect that Mr. Baker will join the SS&C Board of Directors following the closing on a mutually-agreed date.

Intralinks is a leading financial technology provider for the global banking, deal making and capital markets communities. The company facilitates strategic initiatives including mergers and acquisitions, capital raising and investor reporting by enabling and securing the flow of information.  Intralinks innovates to enhance the value, speed and confidentiality of deal making, reporting and communications – driving success for its users.  Intralinks provides the leading investor communications platform for private equity and hedge fund professionals with the largest hosted community of general and limited partners for the alternative investments industry.

“Intralinks brings a wealth of expertise and a leadership position in the data sharing and collaboration technology space,” said Bill Stone, Chairman and Chief Executive Officer, SS&C Technologies. “Intralinks and SS&C share many of the industry’s largest customers and together we are well-positioned to meet the needs of major banks, alternative funds and other corporations seeking to automate document-centric, collaborative workflows.”

“I have been privileged to lead Intralinks through an exciting period in which we refocused the business on delivering innovative technology to the financial services sector,” said Leif O’Leary, Chief Executive Officer of Intralinks.  “Intralinks’ acquisition by SS&C is a testament to the progress we have made toward our strategic objectives, and we are excited to deliver even more value to our customers as a combined business.”

“My colleagues at Siris and I recognize the tremendous work the Intralinks team has done to deliver on its strategic vision and generate profitable growth under our ownership,” said Frank Baker, a Co-Founder and Managing Partner, Siris Capital.  “We believe that the combination of Intralinks and SS&C will benefit customers, employees, partners and investors.”

In 2017, Intralinks had total revenues of $303 million and adjusted EBITDA of $115 million. Its trailing twelve month (LTM) total revenues as of June 30, 2018 are $325 million (9% growth over the LTM period ended June 30, 2017) and its LTM adjusted EBITDA as of June 30, 2018 is $132 million, with margins of 41%. SS&C expects an additional $15 million in run-rate cost savings achieved by 2021.

The transaction is expected to be immediately accretive to SS&C’s adjusted earnings per share and to be leverage neutral for SS&C.  The purchase price represents 10.9x expected 2018 adjusted EBITDA and 9.8x after giving effect to synergies.

SS&C Technologies has secured up to $1.0 billion of fully committed financing from Deutsche Bank, Citigroup, RBC Capital Markets and Credit Suisse. Davis Polk & Wardwell LLP acted as legal advisor to SS&C, and Wachtell, Lipton, Rosen & Katz acted as legal advisor to the seller and Intralinks in connection with the transaction. Evercore and RBC Capital Markets are acting as financial advisors to the seller and Intralinks.

The transaction is expected to close in the fourth quarter of 2018 and is subject to clearance by the relevant regulatory authorities and other customary closing conditions.

About SS&C Technologies

SS&C is a global provider of investment and financial software-enabled services and software for the global financial services and healthcare industries. Founded in 1986, SS&C is headquartered in Windsor, Connecticut and has offices around the world. Some 13,000 financial services and healthcare organizations, from the world's largest institutions to local firms, manage and account for their investments using SS&C's products and services.  Additional information about SS&C (Nasdaq:SSNC) is available at www.ssctech.com. Follow SS&C on Twitter, LinkedIn and Facebook.

About Intralinks

Intralinks is a leading financial technology provider for the global banking, deal making and capital markets communities. As pioneers of the virtual data room, Intralinks enables and secures the flow of information facilitating strategic initiatives such as mergers and acquisitions, capital raising and investor reporting. In its 20-year history. Intralinks has earned the trust and business of more than 99 percent of the Global Fortune 1000 and has executed over $34.7 trillion worth of financial transactions on its platform. www.intralinks.com

About Siris Capital Group

Siris Capital is a leading private equity firm focused on making control investments in data, telecommunications, technology and technology-enabled business service companies in North America.  Integral to Siris’ investment approach is its partnership with exceptional senior operating executives, or Executive Partners, who work with Siris to identify, validate and operate investment opportunities.  Their significant involvement allows Siris to partner with management to add value both operationally and strategically.  To learn more, visit us at www.siriscapital.com.

Forward Looking Statements

Certain information contained in this press release constitutes forward-looking statements for purposes of the safe harbor provisions under the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements concerning plans, objectives, goals, strategies, expectations, intentions, projections, developments, future events, performance, underlying assumptions, and other statements that are other than statements of historical facts. The forward-looking statements contained herein include, but are not limited to, statements about the expected effects on SS&C of the proposed acquisition of Intralinks, the expected timing and conditions precedent relating to the proposed acquisition of Intralinks, anticipated financial results of Intralinks, anticipated earnings enhancements, synergies, and other strategic options. Without limiting the foregoing, the words “believes”, “anticipates”, “plans”, “expects”, “estimates”, “projects”, “forecasts”, “may”, “assume”, “anticipates”, “intend”, “will”, “continue”, “opportunity”, “predict”, “potential”, “future”, “guarantee”, “likely”, “target”, “indicate”, “would”, “could” and “should” and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements are accompanied by such words. Such statements reflect the best judgment of SS&C and Intralinks management based on factors currently known but are subject to risks and uncertainties, which could cause actual results to differ materially from those anticipated. Such risks and uncertainties include, but are not limited to, unanticipated issues associated with the satisfaction of the conditions precedent to the proposed acquisition; issues associated with obtaining necessary regulatory approvals and the terms and conditions of such approvals; the inability to obtain financing and the terms of any financing; the inability to integrate successfully Intralinks within SS&C and to obtain anticipated synergies; exposure to potential litigation; and changes in anticipated costs related to the acquisition of Intralinks. Additional factors that could cause actual results and developments to differ materially include, among others, the state of the economy and the financial services industry, SS&C’s and Intralinks’s ability to finalize large client contracts, fluctuations in customer demand for SS&C’s and Intralinks’s products and services, intensity of competition from application vendors, delays in product development, SS&C’s and Intralinks’s ability to control expenses, terrorist activities, cyber attacks, exposure to litigation, SS&C’s ability to integrate acquired businesses, the effect of the acquisitions on customer demand for SS&C’s products and services, the market price of SS&C’s stock prevailing from time to time, SS&C’s and Intralinks’s cash flow from operations, general economic conditions, and those risks discussed in the “Risk Factors” sections of SS&C’s and Intralinks’s 2016 Annual Report on Form 10-K and 2017 Quarterly Reports on Form 10-Q, which are on file with the Securities and Exchange Commission (the "SEC"). Forward-looking statements speak only as of the date on which they are made and, except to the extent required by applicable securities laws, we undertake no obligation to update or revise any forward-looking statements.

For more information

Patrick Pedonti | Chief

Financial Officer, SS&C

Technologies

Tel: +1-860-298-4738 | E-mail:

InvestorRelations@sscinc.com

Justine Stone | Investor

Relations, SS&C Technologies

Tel: +1- 212-367-4705 | E-mail:

InvestorRelations@sscinc.com

Media Contacts

SS&C

Randi Casciano

PAN Communications

Tel: (617) 502-4328
E-mail: ssc@pancomm.com

Intralinks

Jeff Van Pelt

Intralinks

(617) 574-5477

E-mail: JVanPelt@intralinks.com

Siris Capital Group

Dana Gorman

Abernathy MacGregor

(212) 371-5999

E-mail: dtg@abmac.com